UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




                          July 2, 2001 (June 27, 2001)
                          -----------------------------
                Date of Report (Date Of Earliest Event Reported)



                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)



        Pennsylvania                 000-22026                  25-1407782
  -----------------------    ------------------------       -------------------
(State or other              (Commission File Number)       (IRS Employer
    jurisdiction of                                          Identification No.)
             corporation)




One RentWay Place, Erie, Pennsylvania                         16505
-------------------------------------------------------------------------------
 (Address of principal executive offices)                   Zip Code



Registrant's telephone number, including area code:          (814) 455-5378
                                                      --------------------------

Item 5.           Other Events

 Rent-Way Releases Final 2000 Results; - Revenue Increases 19.9% Over Prior Year
               - Bank Debt and Trade Payables Reduced $50 Million
            - Reiterates confidence in 14-16% Operating Margin Target

Rent-Way Inc. today released final results for the year ended September 30, 2000. It also released revisions to annual financial statements for the years ended September 30, 1999 and September 30, 1998. The company announced that it has reduced bank debt by $40 million and trade payables by nearly $10 million since January of this year. Its fiscal 2000 revenues grew 19.9% over the prior year. The company reiterated its confidence in executing its plan to reach 14-16% operating margins by the March of 2002 quarter. William E. Morgenstern, Chairman and CEO of Rent-Way, stated, "After several months of uncertainty and frustration, the filing of our 10-K will be a major step toward ending the most trying episode in our 20-year history. During the last eight months, we have restructured our operations to maximize cash flow and have taken steps necessary to enhance earnings over the next several quarters.
We have reduced our bank debt by $40 million and trade payable by nearly $10 million."

The audit adjustments in Rent-Way's financial statements contain adjustments which can be summarized as follows:



                                                     2000            1999           1998          Total
                                                     ----            ----           ----          -----

-- Attributable to accounting improprieties (MM)     $74              $22            $2            $98

-- Other adjustments (MM)                             25                2             4             31


William McDonnell, Vice President-Finance and CFO, stated, "The results of the investigation show that improper entries totaling $98 million. Many of the items covered by the adjustments represent costs that will not occur in the future. These include fixed assets written off in conjunction with closing and combining stores, one-time charge-offs of idle merchandise, and write-downs of obligations for closed or merged stores." Mr. Morgenstern observed, "Sophisticated investors know that a great investment opportunity occurs when a marvelous business encounters a one-time, solvable problem. We are well along a path toward solving our problems. Rent-Way operates a business with a revenue run rate of $650 million annually. We have over 5,000 loyal employees at over 1,100 locations in 42 states, doing business with hundreds of thousands of customers."

Mr. McDonnell noted, "The rental purchase financial model is a fairly straightforward one. We target a 25-26% operating margin at the store level while containing corporate expenses to about 10-11% of total revenue. This leads to a profit margin, before interest and taxes, of 14%-16%. Since we disclosed accounting problems in October, we have been making the necessary changes in product pricing, payroll and overall expenses to get back on track with this model. Based on what we see in our business today, we believe that we can accomplish this by March of 2002."

Rent-Way expects to file its 10-Qs for the quarters ended December 31, 2000 and March 31, 2001 by July 31, 2001. The company expects to file its 10-Q for the quarter ending June 30, 2001 on a timely basis.

Rent-Way also announced that the Audit Committee of its Board of Directors had received reports from outside law and accounting firms related to the investigation of its previously disclosed accounting improprieties. According to the attorney's report, there is no evidence that current members of Rent- Way's senior management team and Board had knowledge of or were involved in the actions taken by certain employees that led to the improprieties. The reports describe an intentional effort by a small number of employees to manipulate financial results and to conceal that manipulation from the company's senior managers, Board and outside auditors.

Mr. McDonnell explained why this accounting scheme was virtually impossible to detect until senior managers had reason to investigate it. He said, "The scheme employed making improper entries in several separate cost categories. It reduced expenses and artificially increased assets across the categories. The scheme did not affect revenues. It masked unusual cost increases caused by Rent-Way's near tripling in store count during a 15 month period. Operating margins were reported in line with historical levels, and senior managers and the Board of Directors had no reason to suspect the existence of the scheme."

Mr. McDonnell discussed several steps Rent-Way has taken to bolster its accounting function. Earlier this year, the company hired John Lombardi, an experienced financial executive, as Vice President, Controller and Chief Accounting Officer. Recently, Rent-Way engaged the firm of Shaffner, Knight, Minnaugh and Associates to manage and supervise its internal audit function. Shaffner Knight will report independently to the Audit Committee of the Board of Directors.

Mr. Morgenstern concluded, "I would like to thank our shareholders for their patience. I also would like to thank our employees for their steadfast commitment and loyalty to the company. Throughout the last 8 months we have attempted to keep all of the various stakeholders informed of the results of the ongoing investigations. As new information comes to light regarding the various lawsuits and outside investigations we will pass it along as quickly as we can."

The Company will mail its 2000 annual report to shareholders containing its 2000 audited financial statements within 15 days following the filing of an amendment to its 2000 Form 10-K which will supply supplementary financial information required pursuant to item 8 of Form 10-K.

Rent-Way is the second largest operator of rental-purchase stores in the United States. Rent-Way rents quality name brand merchandise such as home entertainment equipment, computers, furniture and appliances from 1,133 stores in 42 states.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements contain the words "projects", "anticipates", "believes", "expects", "intends", "will", "may" and similar words and expressions. Each such statement is subject to uncertainties, risks and other factors that could cause actual results or performance to differ materially from the results or performance expressed in or implied by such statements. The forward-looking statements in this news release that contain projections of the company's expected financial performance and other projections regarding future performance are inherently subject to change given the nature of projections and the company's actual performance may be better or worse than projected. Uncertainties, risks and other factors that may cause actual results or performance to differ materially from any results or performance expressed or implied by forward- looking statements in this news release include: (1) the company's ability to normalize and control its operating expenses and to continue to realize operating efficiencies, (2) the company's ability to develop, implement and maintain adequate and reliable internal accounting systems and controls, (3) the company's ability to retain existing senior management and to attract additional management employees, (4) general economic and business conditions, including demand for the company's products and services, (5) general conditions relating to the rental-purchase industry, including the impact of state and federal laws regulating or otherwise affecting the rental-purchase transaction, (6) competition in the rental-purchase industry, including competition with traditional retailers, (7) the company's ability to make principal and interest payments on its high level of outstanding debt, (8) the company's ability to negotiate continued forbearance or similar agreements or arrangements with its senior lenders, (9) the company's ability to negotiate an amendment to its existing senior credit facility, under which it is currently in default, or to refinance the debt thereunder, (10) the inherent uncertainty in predicting actions of third parties, including the company's bank lenders, among others, (11) the outcome of the class action lawsuit and the shareholder derivative lawsuit commenced against the company and (12) the outcome of any continuing investigations or proceedings involving the company, including investigations or proceedings commenced by governmental authorities, such as the SEC and the U.S. Department of Justice. A discussion of other risk factors that may cause actual results to differ from the results expressed in or implied by these forward-looking statements can be found in the company's periodic filings with the SEC. The company disclaims any duty to provide updates to the forward-looking statements made in this news release.







                      Rent-Way Financial Statement Summary

                  000's omitted except share and per share data





                                                        9/30/00               9/30/99               9/30/98
                                                        -------               -------               -------
                                                                             (restated)            (restated)
                                                                             ----------            ----------

Revenues                                                  $592,686             $494,352              $436,031
Operating Income (Loss)                                      ($742)             $24,062                $8,589
Net Loss                                                  ($28,041)               ($765)              ($5,819)
Loss Per Share - Basic                                      ($1.20)              ($0.04)               ($0.29)
Rental Merchandise                                        $282,052             $196,510              $175,085
Total Assets                                              $762,715             $599,502              $483,992
Debt                                                      $387,852             $288,130              $179,603
Shareholders' Equity                                      $267,822             $258,487              $244,089

Shares Outstanding                                      24,459,573            21,976,401            21,060,820
Stores                                                       1,138                 1,114                   869



                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                        Rent-Way, Inc.
                              ------------------------------
                                         (Registrant)





      July 2, 2001                          /s/John A. Lombardi
-------------------------           --------------------------------------------
          Date                                     (Signature)
                                               John A. Lombardi
                                      Chief Accounting Officer and Controller





      July 2, 2001                       /s/William A. McDonnell
-------------------------           --------------------------------------------
          Date                                   (Signature)
                                             William A. McDonnell
                                     Vice President and Chief Financial Officer